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                    GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                     COMPUTATION OF INCOME PER COMMON SHARE

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                                                                YEARS ENDED DECEMBER 31,
                                                       -----------------------------------------
                                                          1997             1996           1995
                                                       -----------     -----------    ----------
BASIC INCOME PER COMMON SHARE

INCOME:

   Income (loss) from continuing operations            $(2,302,808)    $  (706,493)   $   203,332

   Less: Dividends                                         188,673              --            --

   Less: Cumulative undeclared dividend
     on Series 3 Convertible Preferred Stock                61,250          61,250            --
                                                       ------------    -----------    -----------

   Adjusted income (loss) from continuing operations   $(2,552,731)   $  (767,743)    $   203,332
                                                       ------------   ------------    -----------
                                                       ------------   ------------    -----------

   Discontinued operations                             $(7,133,152)   $  (378,895)    $    66,851
                                                       ------------   ------------    -----------
                                                       ------------   ------------    -----------

SHARES:

   Weighted average number of common
     shares outstanding                                  7,481,307      3,527,053       2,927,170
                                                       ------------   ------------    -----------
                                                       ------------   ------------    -----------

BASIC INCOME (LOSS) PER COMMON SHARE:
   Income (loss) from continuing operations             $     (.34)    $     (.22)     $      .07
   Discontinued operations                                    (.95)          (.11)            .02
                                                       ------------   ------------    -----------
                                                       $     (1.29)    $     (.33)     $      .09
                                                       ------------   ------------    -----------
                                                       ------------   ------------    -----------
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